AMENDMENT TO

TRANSFER AGENCY AGREEMENT

This Amendment effective the 28th day of April, 2006 to the Transfer Agency Agreement effective as of the 23rd day of February, 2004 (the “Agreement”) by and between Mellon Institutional Funds Investment Trust (the “Trust”), Dreyfus Transfer, Inc. (“Dreyfus”) and Mellon Bank, N.A. (“Mellon”).

WHEREAS, the Trust, Dreyfus and Mellon have entered into the Agreement; and

WHEREAS, pursuant to Article VIII, Section 8 of the Agreement, the Trust and Mellon wish to amend the Agreement add two new Funds to the series;

NOW, THEREFORE, the parties hereto agree to amend the Agreement as follows:

1.	To delete Appendix B of the Agreement and substitute it with Appendix B attached hereto.

2.	Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

3.	Capitalized terms not specifically defined herein shall have the same meaning ascribed to them under the Agreement.

4.

The Trust, Dreyfus and Mellon hereby each represent and warrant to the other that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment on its behalf has the requisite authority to bind the Trust, Dreyfus or Mellon to this Amendment.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.

MELLON INSTITUTIONAL FUNDS INVESTMENT TRUST

By:	/s/ Barbara A. McCann
Name:	Barbara A. McCann
Title:	Secretary and Vice President

DREYFUS TRANSFER, INC.

By:	/s/ Patrick Synan
Name:	Patrick Synan
Title:	Vice President

MELLON BANK, N.A.

By:	/s/ Candice Walker
Name:	Candice Walker
Title:	Vice President

B-1

MELLON INSTITUTIONAL FUNDS INVESTMENT TRUST

TRANSFER AGENCY AGREEMENT

APPENDIX B

(Amended Effective April 28, 2006)

I, Barbara A. McCann, Secretary of MELLON INSTITUTIONAL FUNDS INVESTMENT TRUST, a business trust organized and existing under the laws of The Commonwealth of Massachusetts (the "Trust"), do hereby certify that the only classes of shares of the series issued and/or authorized by the Trust as of the date of this Transfer Agency Agreement are shares of beneficial interest, $.01 par value, as follows:

MELLON INSTITUTIONAL FUNDS INVESTMENT TRUST

Mellon Equity Large Cap Growth Fund

Mellon Equity Micro Cap Fund

Mellon Institutional Market Neutral Fund

Newton International Equity Fund

The Boston Company Emerging Markets Core Equity Fund

The Boston Company International Core Equity Fund

The Boston Company International Small Cap Fund

The Boston Company International Small Cap Value Fund

The Boston Company Large Cap Core Fund

The Boston Company Small Cap Growth Fund

The Boston Company Small/Mid Cap Equity Fund (formerly The Boston Company Small Capitalization Equity Fund)

The Boston Company Small Cap Value Fund

The Boston Company Tax Sensitive Small Cap Equity Fund

The Boston Company World ex-US Value Fund (formerly The Boston Company International Value Opportunities Fund)

Standish Mellon Intermediate Tax Exempt Bond Fund

Standish Mellon International Fixed Income Fund

Standish Mellon International Fixed Income Fund II

Standish Mellon Investment Grade Bond Fund

Standish Mellon Fixed Income Fund

Standish Mellon Global Fixed Income Fund

Standish Mellon High Yield Bond Fund

Standish Mellon Emerging Market Debt Fund (formerly Standish Mellon Opportunistic Emerging Market Debt Fund)

Standish Mellon Opportunistic High Yield Fund

Standish Mellon Enhanced Yield Fund (formerly Standish Mellon Short-Term Asset Reserve Fund)

/s/ BARBARA A. MCCANN
Barbara A. McCann
Secretary and Vice President